Exhibit 10.10


            FORM OF CORN PRODUCTS INTERNATIONAL, INC.
                     1998 STOCK INCENTIVE PLAN


                          I. INTRODUCTION

1.1 Purpose. The purpose of the Corn Products International, Inc. 1998 Stock Incentive Plan (the "Plan") of Corn Products International, Inc. (the "Company") is to promote the long-term financial success of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations and (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership.

1.2 Certain Definitions. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

      "Board" shall mean the Board of Directors of the Company.

      "Bonus Stock" shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

      "Cause" shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company's executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

      "Change in Control" shall have the meaning set forth in Section 5.8(b).

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean the Compensation and Nominating Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

      "Common Stock" shall mean the common stock, $.01 par value, of the Company.


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      "Disability Date" shall mean the date on which a
Participant becomes a "Disabled Member" under the Corn Products International Cash Balance Pension Plan (the "Corn Products Retirement Plan"), or a successor plan to said plan or any such similar plan containing a disability provision applicable to the Participant. If a Participant is not covered by the Corn Products Retirement Plan or a similar pension plan containing a disability provision, the determination of whether the Participant has a "Disability Date" shall be made by the Committee by applying the provisions of the Corn Products Retirement Plan as if the Participant were a Member of such plan or any similar pension plan that the Committee determines to be appropriate.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

      "Incentive Stock Option" shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

      "Mature Shares" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

      "Non-Statutory Stock Option" shall mean a stock option that is not an Incentive Stock Option.

      "Participant" shall mean an individual who has been granted an Incentive Stock Option, a Non-Statutory Stock Option, a Bonus Stock Award, Performance Share Award or Restricted Stock
Award.

      "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt of Common Stock subject to a Restricted Stock Award or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award,


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upon payment, or the option, upon exercise, to be
nondeductible pursuant to Section 162(m) of the Code. Such criteria and objectives may include one or more of the following: total stockholder return (based on the change in the price of a share of the Company's Common Stock and dividends paid); earnings per share; operating income; net income; return on stockholder's equity; return on assets; economic value added; and cash flows. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

      "Performance Period" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

      "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee's discretion, the Fair Market Value of such Performance Share in cash.

      "Performance Share Award" shall mean an award of Performance Shares under this Plan.

      "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

      "Restricted Stock" shall mean shares of Common Stock that are subject to a Restriction Period.

      "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

       "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

1.3 Administration. This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the


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form of the Agreement evidencing the award. The Committee
may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other level.

      The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

      The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, and other employees of the Company and its Subsidiaries from time to time, and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee, in its sole discretion, may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary.

1.5 Shares Available. Subject to adjustment as provided in
Section 5.7, 3,500,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award and (ii) which become subject to outstanding options and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option, Stock Award or Performance Shares are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. If an award is made in the form of an option coupled with a Performance Share Award such that the Participant can receive the designated number of shares either upon exercise of the option or upon earning of the Performance Share, but not both, such coupled award shall be treated as a single award of the designated number of shares for purposes of this Section 1.5.

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      Shares of Common Stock shall be made available from
authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

      To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5.7.

                         II. STOCK OPTIONS

2.1 Stock Options. The Committee may, in its discretion, grant
Incentive Stock Options or Non-Statutory Stock Options to purchase shares of Common Stock to such eligible persons under
Section 1.4 as may be selected by the Committee.

      The Committee may in its sole discretion, either at the time of grant of an option or thereafter, determine that a Participant who exercises an option (the "Original Option") shall receive a new option (a "Replacement Option") for up to the number of shares acquired upon exercise of the Original Option and with an option price and other terms determined pursuant to Sections 2.2 and 2.3 hereof (treating the date of exercise of the Original Option as the date of the grant of the Replacement Option) and with the same expiration date as the expiration date of the Original Option; and the Committee may in its sole discretion impose conditions in connection with such issuance of Replacement Options consistent with the goal of encouraging stock ownership by employees, including without limitation, holding period requirements for shares received upon exercise of the Original Option or restrictions delaying the exercisability of the Replacement Option. In no event shall any such Replacement Option include a provision for an automatic grant of another Replacement Option of the type described in the preceding sentence.

      Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

      (a) Number of Shares and Purchase Price. The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the
Code) (a "Ten Percent Holder"), the

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purchase price per share of Common Stock shall be the
price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

      (b) Option Period and Exercisability. Each option, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the option shall be exercisable, except in the case of a Change in Control. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.

      (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

2.2 Termination of Employment or Service. (a) Non-Statutory Stock Options. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the employment with the Company of a holder of an option (other than an Incentive Stock Option) terminates by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the company, or (iii) the occurrence of such individual's Disability Date, such option shall be exercisable for a period of three years following the date of such termination of employment, but only to the extent that such option was exercisable at the date of such termination of employment.

           If an optionee's employment is terminated for any other reason, his option shall remain exercisable to the extent that such option was exercisable at the date of such


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termination of employment, for a period of 90 days
following such termination of employment. Notwithstanding anything to the contrary contained in the preceding sentence, if an optionee's employment is terminated by the Company for Cause, his rights under all options shall terminate on the effective date of such optionee's termination of employment.

      (b) Termination of Employment - Incentive Stock
Options. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option was exercisable on the effective date of such optionee's termination of employment by reason of permanent and total disability and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until the date which is one year after the effective date of such optionee's termination of employment by reason of permanent and total disability.

      Unless otherwise specified in the Agreement evidencing an option but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option was exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.

      If the employment of a holder of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than permanent and total disability or death or Cause, each Incentive Stock Option held by such optionee shall be excisable only to the extent such option was exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is 90 days after the effective date of such optionee's termination of employment.

      If the holder of an Incentive Stock Option dies during the period set forth in the first paragraph of this Subsection (b) following termination of employment by reason of Permanent and Total Disability, or if the holder of an Incentive Stock Option dies during the period set forth in the third paragraph of this Subsection (b) following termination of employment for any reason other than Permanent and Total Disability for death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option was exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.


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                        III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

      (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

      (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

      Bonus Stock Awards shall not be subject to any Performance
Measures or Restriction Periods.

      (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5,


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a certificate or certificates evidencing ownership of the
requisite number of shares of Common Stock shall be delivered to the holder of such award.

      (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Termination of Employment or Service. (a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment with or service to the Company), or (iii) the occurrence of such Participant's Disability Date, or (iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the restrictions imposed hereunder shall lapse with respect to such number of shares of Restricted Stock, if any, as shall be determined by the Committee, and the balance of such shares of Restricted Stock shall be forfeited to the Company.

      (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of a Restricted Stock Award terminates for any other reason during the Restriction Period, then the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Company.


                   IV. PERFORMANCE SHARE AWARDS

4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

      (a) Number of Performance Shares and Performance Measures.
The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.


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      (b) Vesting and Forfeiture. The Agreement relating to a
Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

      (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to
Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10. Notwithstanding any other provision of the Plan to the contrary, payments of cash, shares of Common Stock, or any combination thereof to any Participant in respect of the settlement of a Performance Share Award for any Performance Period shall not exceed $5,000,000, with respect to the cash payment for such award, and shall not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.

4.3 Termination of Employment. (a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates prior to the end of the Performance Period applicable to such award by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment or service with the Company, (iii) the occurrence of such Participant's Disability Date or (iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the Committee, in its sole discretion and taking into consideration the performance of such Participant and the performance of the Company during the Performance Period, may authorize the payment to such Participant (or his legal representative) at the end of the Performance Period of all or any portion of the Performance Award which would have been paid to such Participant for such Performance Period.

      (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any other reason prior to the end of a Performance Period, then the portion of such award which is subject to such Performance Period on the


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effective date of such holder's termination of employment
shall be forfeited and such portion shall be canceled by the Company.

                            V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the sole stockholder of the Company for approval and, if approved, shall become effective as of January 1, 1998. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

           In the event that this Plan is not approved by the sole stockholder of the Company before the date on which the Company has a class of common equity securities required to be registered under Section 12 of the Exchange Act, this Plan and any awards granted hereunder shall be null and void.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7),
(b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the number and class of securities subject to each outstanding

Stock Award, and the terms of each outstanding
Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first the vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such award.

5.8   Change in Control.

      (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options shall immediately become exercisable in full,
(ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price.

           (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under
Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Company contemplated by Section (b)(3) or (4) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of
(A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option,
(ii) in the case of a Restricted Stock Award, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control or (iii) in the case of a Performance Share Award, the number of Performance Shares then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the highest Fair Market Value of a share of Common Stock during the 90-day period immediately preceding the date of the Change in Control. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

      (b)  "Change in Control" shall mean:

           (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company),
(B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 15% or more of the Outstanding Common Stock or 15% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

           (2) individuals who, as of the beginning of any consecutive two-year period constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

           (3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 15% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 15% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

           (4) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.11 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.12 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purpose of this Plan and, in furtherance of such purpose the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.